UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2021

McAfee Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39651	84-2467341
(State or Other Jurisdiction of)	(Commission Number)	(IRS Employer No.)

6220 America Center Drive, San Jose, CA		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 622-3911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	MCFE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Contribution and Equity Purchase Agreement

On July 2, 2021, McAfee, LLC (“US Seller”) and McAfee Security UK LTD (“UK Seller” and together with US Seller, the “Company”) and Magenta Buyer LLC, organized by a consortium led by Symphony Technology Group (“Buyer”), entered into the First Amendment to Contribution and Equity Purchase Agreement (the “Purchase Agreement Amendment”) governing the sale by the Company of certain assets of its Enterprise business (the “Business”) to Buyer (such transaction, the “Sale”). The Purchase Agreement Amendment clarifies (i) the timing and procedures for the transfer of certain assets in foreign jurisdictions in connection with the Sale, and the requirements for the operation and maintenance of such assets prior to such transfer, (ii) the treatment of certain intercompany balances upon consummation of the Sale, and (iii) certain obligations regarding the preparation of financial statements and employee matters, among other modifications and clarifications.

The above description of the Purchase Agreement Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to full text of the Purchase Agreement Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The covenants contained in the Purchase Agreement Amendment were made only for purposes of the Purchase Agreement Amendment, were solely for the benefit of the parties to the Purchase Agreement Amendment, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties. Investors should not rely on the covenants contained in the Purchaser Agreement Amendment or any description thereof as characterizations of the actual state of facts or condition of the Company or Buyer.

Item 8.01	Other Events.

The Company currently expects the Sale to be consummated by the end of the third fiscal quarter of 2021, subject to receipt of applicable regulatory approvals and the satisfaction or waiver of required closing conditions.

Forward-Looking Statements

Certain statements in this Current Report may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this Current Report are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operations or events. For example, all statements McAfee Corp. (“McAfee”) makes relating to the expected timing or impact of the pending Sale of the Business are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual events to differ materially from those that McAfee expected. Specific factors that could cause such a difference include, but are not limited to: delays in obtaining required regulatory approvals or the satisfaction of other closing conditions; the effectiveness and efficiency of any separation activities as a result of the pending Sale of the Business; and the risk factors set forth in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021, and in McAfee’s Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2021, filed with the SEC on May 5, 2021. Given these factors, as well as other variables that may affect McAfee’s operations, you should not unduly rely on forward-looking statements. The forward-looking statements included in this Current Report relate only to events and expectations as of the date hereof. McAfee undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

2.1	First Amendment to Contribution and Equity Purchase Agreement, dated July 2, 2021, by and among McAfee, LLC, McAfee Security UK LTD, and Magenta Buyer LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee Corp.

Date: July 2, 2021	By:	/s/ Sayed Darwish
Sayed Darwish Senior Vice President and Chief Legal Officer